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May 22, 2000

Securities and Exchange Commission
450 Fifth St. NW
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K/A2 dated May 22, 2000, of Hyseq, Inc. and are in agreement with the statements of the Registrant contained therein.

                                               /s/ Ernst & Young LLP
                                               ----------------------------
                                                   Ernst & Young LLP